Exhibit  10.1

Convertible Note Deed Poll

Mission Biofuels Limited
ACN 117 065 719

The Clayton Utz contact for this document is
Leah Chick and Kerry Matthews on +61 2 9353 4000

Clayton Utz
Lawyers
Levels 19-35 No. 1 O'Connell Street Sydney NSW 2000 Australia
PO Box H3 Australia Square Sydney NSW 1215
T +61 2 9353 4000 F +61 2 8220 6700

www.claytonutz.com

Our reference 215/15477/00003333

Contents

Convertible Note Deed Poll made 4 April 2007

By Mission Biofuels Limited ACN 117 065 719 ("Mission")
In favour of the Noteholders from time to time

Background

A	Mission proposes to issue Convertible Notes on the terms and conditions contained in the Convertible Note Conditions.

B	It is intended that the Noteholders will have the benefit of this document.

Operative provisions

1.	Definitions and interpretation

Definitions

1.1	In this document:

(a)	"Convertible Note Conditions" means, generally, the terms and conditions contained in the annexure as amended, varied or replaced from time to time; and

(b)	words and expressions defined, or incorporated by reference into the Convertible Note Conditions, have the same meanings when used in this document.

Interpretation

1.2
Condition 23(a) of the Convertible Note Conditions applies to the interpretation of this document as if every reference to "these Conditions" is replaced with "this document" and to a "Condition" is replaced with a "clause".

2.	Nature and status of Convertible Notes

Constitution of Convertible Notes

2.1	Each Convertible Note is a debt obligation of Mission constituted by, and owing under, this document.

Terms of Convertible Notes

2.2	Each Convertible Note is issued on, and subject to, the provisions of this document and the Convertible Note Conditions.

Form of Convertible Notes

2.3	Each Convertible Note will be issued in registered form by entry in the Register.

Creation of Convertible Notes

2.4	Each Convertible Note will be created and issued immediately upon the entry in the Register of the subscriber for that Convertible Note as its initial Noteholder.

Effect of registration

2.5	Each entry in the Register in respect of a Convertible Note constitutes an unconditional and irrevocable covenant by Mission in favour of the person whose name is so registered that Mission will:

(a)	(Make all payments): make all payments of principal, distributions and other amounts in respect of the Convertible Note in accordance with this document and the Convertible Note Conditions; and

(b)	(Perform other obligations): perform all of its other obligations in full, and by the due dates, referred to in this document and the Convertible Note Conditions.

3.	Enforceability

Noteholder may enforce

3.1
This document operates as a deed poll and is enforceable against Mission in accordance with its terms by each Noteholder in respect of the Convertible Notes held by it, even though the Noteholder is not a party to, or is not in existence at the time of execution and delivery of, this document.

Noteholders bound

3.2	Each Noteholder, and each person claiming through each Noteholder, is bound by, and is deemed to have notice of, the provisions of this document and the Convertible Note Conditions.

Independent enforcement

3.3
Each Noteholder may enforce its rights under this document and the Convertible Note Conditions independently from each other Noteholder, subject to any limitations imposed by this document and the Convertible Note Conditions.

4.	General

Governing Law

4.1	This document is governed by and must be construed according to the law applying in Western Australia.

Jurisdiction

4.2	Mission and each Noteholder irrevocably:

(a)
submits to the non-exclusive jurisdiction of the courts of Western Australia and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this document, the Convertible Note Conditions and the Notes; and

(b)
waives any objection it may now or in the future have to the venue of any proceedings, and any claim they may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 4.1.

Executed as a deed.

Executed by Mission Biofuels Limited ACN
117 065 719 in accordance with section 127 of the
Corporations Act by or in the presence of:

/s/ Peter Williams	/s/ Nathan Mahalingam
Signature of Secretary/other Director	Signature of Director or Sole Director and Secretary

Peter Williams	Nathan Mahalingam
Name of Secretary/other Director in full	Name of Director or Sole Director and Secretary in full

Annexure - Convertible Note Conditions

The following are the terms and conditions of each Convertible Note

1	Interpretation and Definitions

1.1	Unless the context otherwise requires:

"Allotment Date" means, in respect of a Share issued on Conversion of a Convertible Note, the date on which the Share is allotted and issued under Condition 6.

"Application Form" means an application for Convertible Notes or entitlement and acceptance form attached to the offer for the issue of Convertible Notes.

"ASTC Settlement Rules" means the operating rules of the ASTC as amended or replaced from time to time.

"ASX" means Australian Stock Exchange Limited.

"AWST" means Australian Western Standard Time.

"Board" means the Board of directors of the Company.

"Business Day" means any day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made.

"Cleansing Notice" means a notice given by the Company under section 708A(6) of the Corporations Act.

"Company" means Mission Biofuels Limited ACN 117 065 719 of Level 8, 50 St Georges Terrace, Perth, Western Australia.

"Conditions" means these terms and conditions of issue of the Convertible Notes.

"Constitution" means the constitution of the Company.

"Conversion" means the conversion of the Convertible Notes into Shares in accordance with these Conditions, and "Convert" and "Converted" will be interpreted accordingly.

"Conversion Date" means, in respect of a Convertible Note, the date on which it is Converted.

"Conversion Notice" means a notice in substantially the form set out in Schedule 1.

"Conversion Number" is 1 subject to adjustment in accordance with Conditions 8 to 11.

"Convertible Note" means a Convertible Note having the Face Value and issued in accordance with and subject to these Conditions.

"Convertible Note Certificate" means the document of that name to which these Conditions of issue are attached.

"Corporations Act" means the Corporations Act 2001 (Cth).

"Event of Default" means any of the events of default set out in Condition 16.

"Face Value" means the face value of a Convertible Note as set out in Condition 2(b).

"Government Agency" means any foreign or Australian government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity, or any minister of the Crown in right of the Commonwealth of Australia or any state.

"Insolvency Event" means in relation to a body corporate:

(a)	the body corporate being unable to pay all of its debts, as and when they become due and payable;

(b)	an administrator of the body corporate being appointed under the Corporations Act;

(c)	the body corporate or a subsidiary executing a deed of company arrangement otherwise than for the purpose of an amalgamation or reconstruction;

(d)
the entry by the body corporate into a scheme of arrangement or a composition with, or assignment for the benefit of, all or any class of its creditors, or a moratorium involving any of them, otherwise than for the purpose of an amalgamation or reconstruction;

(e)	the body corporate being insolvent within the meaning of section 95A(2) of the Corporations Act;

(f)	the body corporate being or stating that it is unable to pay its debts when they fall due;

(g)	the appointment of a receiver or receiver and manager in respect of the body corporate or any part of its property; or

(h)
the making of a winding up or dissolution order, or the passing of a resolution for winding up or dissolution, in respect of the body corporate except for the purposes of reconstruction or amalgamation.

"Issue Date" means, in respect of a Convertible Note, the date on which the Convertible Note is issued (expected to be 16 May 2007).

"Listing Rules" means at any time the listing rules of the ASX in force at that time.

"Material Adverse Effect" means a material adverse effect on the ability of the Company to perform its obligations under these Conditions or on the financial condition or business of the Company.

"Maturity Date" means, in respect of a Convertible Note, 16 May, 2012.

"Note Deed Poll" means the note deed poll under which the notes are constituted.

"Noteholder" means, in relation to any Convertible Notes, the person registered in the Register as the holder of those Convertible Notes.

"Placement Letter" means that certain letter to the Noteholders by the Company dated as of 28 March 2007 in connection with the offering of the Convertible Notes.

"Register" means the register of Noteholders maintained by the Company under Condition 19.

"Regulatory Authority" means any of ASIC, ASX, the Takeovers Panel or any Government Agency, whether having jurisdiction in Australia or elsewhere.

"Securities" means Shares or a right or option to acquire Shares in the Company.

"Share" means a fully paid ordinary share in the capital of the Company.

"Subsidiary" and "Related Body Corporate" have the meaning given to those terms by the Corporations Act.

"Takeovers Panel" means the Panel as defined by the Corporations Act.

"Tax" means any taxes, duties, fees, rates, charges and imposts of all kinds assessed, levied or imposed by the Commonwealth, a state or any other government, regional, municipal or local authority (Australian or overseas) and includes capital gains tax, fringe benefits tax, income tax, withholding tax, prescribed payments tax, superannuation guarantee charge, training guarantee levy, undistributed profits tax, payroll tax, goods and services tax, group tax, land tax, import duty, excise, stamp duty, municipal and water rates, interest on tax payments and additional tax by way of penalty.

"VWAP" means the volume weighted average sale price of Shares sold on ASX calculated :

(a)	including all on-market trades without condition codes and any trades with condition codes XT (Crossed Trade) and SH (Short Trade) ; but

(b)	excluding any off-market trades, any trades with condition codes other than those condition codes referred to in paragraph (a) above or any trades that are subsequently cancelled.

2	The Notes

(a)	The Company acknowledges its indebtedness in respect of, and promises to pay all amounts due in relation to, each Convertible Note on the terms contained in the Note Deed Poll and these Conditions.

(b)	Each Convertible Note has a face value of $1.30.

("Face Value") as advised by the Company in the Placement Letter.

(c)	The Face Value must be paid in full by the Noteholder to the Company in cleared funds by the date specified in the Placement letter.

(d)	The Company may issue Convertible Notes up to a total face value of AU$65,000,000 or such values as advised by the Company to Noteholders in the Placement Letter.

(e)
Every offer for issue, or invitation to apply for the issue, of the Convertible Notes within the Commonwealth of Australia must be one that does not need disclosure to investors under Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761G of the Corporations Act.

3	General Terms of Issue of Convertible Notes

(a)	Each Convertible Note:

(i)	is Convertible in accordance with Condition 5;

(ii)	is redeemable in accordance with Condition 13;

(iii)	is interest bearing in accordance with Condition 4;

(iv)	is an unsecured obligation of the Company ranking equally with any other Convertible Notes and other unsecured creditors of the Company; and

(v)	is only transferable in accordance with Condition 7.

(b)	If a Convertible Note is redeemed by the Company or Converted then the Convertible Note is automatically cancelled and may not be re-issued.

(c)	The Company will not apply for official quotation of the Convertible Notes on ASX or any other stock exchange.

(d)
Except as otherwise provided for in these Conditions, a Convertible Note does not give its Noteholder the right to participate in issues of new securities or capital reconstructions affecting the holders of Shares.

4	Interest

An interest of 4.00% p.a. is payable semi-annually on each 6 month and 12 month anniversary of the Issue Date in arrears in respect of the Convertible Notes based on a year of 365 days.

5	Conversion of Convertible Notes

(a)
The Noteholder may, at any time prior to 2.00pm AWST on the Maturity Date, elect to Convert some or all of its Convertible Notes by giving a Conversion Notice to the Company on receipt of which by the Company, those Convertible Notes will be deemed to Convert and such Conversion Notice once given is irrevocable.

(b)
The Company may elect to Convert some or all of the Convertible Notes at any time when the daily VWAP for a period of 90 consecutive trading days is 1.5 times the Face Value, provided that no Event of Default has occurred and is continuing.  The Company is required to give a Noteholder 10 Business Days notice prior to converting all or any of the Convertible Notes under this Condition 5(b) and the Company must notify the Noteholder that the Conversion has occurred within 10 Business Days.

(c)
On Conversion of all or any of the Convertible Notes pursuant to Conditions 5(a) or 5(b), a Noteholder is entitled to be allotted the Conversion Number of Shares for each Convertible Note it holds that is Converted.  Where the total number of Shares that a Noteholder becomes entitled to on Conversion includes a fraction, that number will be rounded down to the next whole number.

(d)	A Convertible Note is not capable of Conversion in part.

6	Allotment and Ranking of Shares

(a)
The Company must issue the Shares that a Noteholder becomes entitled to under Condition 5(c) no later than 3 Business Days after the Conversion Date.  For the avoidance of doubt, the Noteholder for the purpose of any record date shall be deemed to own such Shares as at the Conversion Date.

(b)	The Company will procure that a holding statement for any Shares is sent to the relevant Noteholders in accordance with the ASTC Settlement Rules.

(c)	The Company will apply for the Shares issued on Conversion of Convertible Notes to be quoted on ASX as soon as practicable, and in any event within 2 Business Days of the Allotment Date.

(d)	Subject to the restrictions set out in Condition 7, Shares issued on Conversion will rank equally in all respects with the other Shares on issue at the Allotment Date.

7	Transferability

Convertible Notes and Shares issued under Condition 6 are transferable subject to the following restrictions:

(a)
Subject to Condition 7(c), Convertible Notes and Shares issued under Condition 6 must not be sold, transferred or offered for sale (and the holder must not grant, issue or transfer any interest in, or options or warrants over) ("Dealing"):

(i)	in respect of Convertible Notes, within 12 months after their Issue Date; and

(ii)	in respect of Shares issued under Condition 6, within 12 months after their Allotment Date.

(b)
Condition 7(a) does not apply in respect of any Dealing where the Dealing (and offer of the Dealing) does not need disclosure to investors under Part 6D.2 of the Corporations Act due to one of the exceptions under section 708 (other than section 708(1)) of the Corporations Act or due to section 708A of the Corporations Act (including a Dealing in relation to Shares for which the Company has provided a Cleansing Notice).

(c)
Notwithstanding Condition 7(a) and 7(b), no Convertible Notes or Shares may be transferred to a person whose voting power for the purposes of Chapter 6 of the Corporations Act would increase above 20% upon the occurrence of such transfer (or upon the subsequent Conversion of the Convertible Notes subject to such transfer) unless Company shareholder approval is given to the transfer pursuant to item 7 of section 611 of the Corporations Act.

(d)
In the event that the Company elects to Convert the Noteholders as per 5(b), the Company will issue a Cleansing Notice, promptly but in no event later than 3 Business Days of such Conversion, so that Condition 7(a) does not apply.

8	Adjustments for Bonus Issues and Rights Issues

(a)
Subject to Condition 8(b), if the Company makes a pro rata bonus issue or a rights issue of Securities to holders of Shares, the Conversion Number automatically adjusts in accordance with the following formula:

where:

New CN means the Conversion Number that will apply after the application of this formula;

Old CN means the Conversion Number that applied immediately before the application of this formula;

P means the VWAP during the period from the 1st Business Day after the announcement of the bonus or rights issue to ASX up to and including the last Business Day of trading cum rights or bonus issue;

S means the number of Shares on issue immediately before the issue of new Shares pursuant to the rights or bonus issue of Securities;

New S means the number of Shares to be issued pursuant to the rights or bonus issue of Securities; and

SP means the subscription price per Share for a rights issue and 0 for a bonus issue.

(b)	No adjustment will be made if:

(i)	the component "SP" exceeds the component "P"; or

(ii)	the issue of Shares is made pursuant to a dividend reinvestment plan, bonus share plan, employee or executive share or option plan, or a share top up plan.

9	Adjustments for Off-Market Buy-Backs

(a)	Subject to Condition 9(b), if the Company undertakes an off-market buy-back of Shares, the Conversion Number automatically adjusts in accordance with the following formula:

where:

New CN means the Conversion Number that will apply after the application of this formula;

Old CN means the Conversion Number that applied immediately before the application of this formula;

P means the VWAP during the 20 Business Days (including Business Days on which Shares are not traded on ASX) before the announcement of the buy-back;

S means the number of Shares on issue immediately before the buy-back;

BBS means the number of Shares bought-back under the buy-back; and

BBP means the buy-back price per Share.

(b)	No adjustment will be made if the component "BBP" is less than the component "P".

10	Adjustments for Returns Of Capital

If the Company makes a return of capital to the holders of Shares (other than by way of a buy-back of Shares), the Conversion Number automatically adjusts in accordance with the following formula:

where:

New CN means the Conversion Number that will apply after the application of this formula;

Old CN means the Conversion Number that applied immediately before the application of this formula;

P means the VWAP during the period from the first Business Day after the announcement of the return of capital to ASX up to and including the last Business Day of trading cum the return of capital;

C means the amount of cash and value of property distributed (as reasonably determined by the Board) to holders of Shares per Share provided that C must not be less than 0.

11	Adjustments for Capital Reconstructions

If Shares are reconstructed, consolidated, divided or reclassified into a lesser or greater number of securities:

(a)	the Convertible Notes will be reconstructed, consolidated, divided or reclassified on the same basis in accordance with the Listing Rules as they apply to the Company; and

(b)	the Conversion Number will be adjusted as reasonably determined appropriate by the Board.

12	Discretion in Adjustments

If the Board determines in its reasonable opinion that the application of any of Conditions 8 to 11 would affect the relative value of Convertible Notes and Shares to the detriment to the Noteholders, the Board may:

(a)	make any alterations to the Face Value of Convertible Notes or the Conversion Number; or

(b)
offer Noteholders the ability to participate in any distribution that they would have been entitled to as holders of Shares had their Convertible Notes been converted immediately prior to the date that holders of Shares were entitled to participate in the distribution, where the Board reasonably considers it appropriate or necessary to do so in order to maintain the relative value of Convertible Notes and Shares.

13	Redemption

(a)
Unless otherwise Converted by the Noteholder or the Company in accordance with Condition 5, the Company must redeem each Convertible Note on its Maturity Date (such redemption by the Company may only occur after 2pm AWST on the Maturity Date).

(b)
Other than pursuant to Condition 13(a) above, Condition 16 below, Condition 17 (a) (ix) below or as otherwise agreed by the Company and the Noteholder in writing, the Company may not redeem the Convertible Notes.

(c)
Unless otherwise agreed by the Noteholder and the Company in writing, a Convertible Note is redeemed by the Company paying the Noteholder the Face Value of that Convertible Note, plus any accrued but unpaid interest, in Australian dollars by deposit into an account with an Australian bank or other financial institution nominated by the Noteholder or by cheque drawn in favour of the Noteholder and sent by pre-paid post to the address of the Noteholder recorded in the Register.

14	Notices of, and Voting at, General Meetings

(a)	Noteholders have the same right as holders of Shares to receive accounts, reports and notices of general meetings of the Company's shareholders and to attend those meetings.

(b)	Noteholders are not entitled to speak or vote at general meetings of the Company's shareholders except as provided for in the Corporations Act or the Listing Rules.

(c)	If a Noteholder holds Shares, nothing in this Condition 14 will prevent the Noteholder from speaking or voting at general meetings of the Company's shareholders in its capacity as shareholder.

15	Representations and Warranties

The Company represents and warrants for the benefit of each Noteholder as at the Issue Date that other than as disclosed in writing to the Noteholders:

(a)	the Company is a corporation validly existing under the laws of the place of its incorporation;

(b)	the Company has full power and authority to issue Convertible Notes on these Conditions;

(c)	no event has occurred and is continuing which constitutes an Event of Default or which with lapse of time or notice of other conditions would become an Event of Default;

(d)
to the best of the Company's knowledge, information and belief no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or to its knowledge, threatened, which if adversely determined is likely to have a Material Adverse Effect;

(e)
the Company has the corporate power to enter into and perform its obligations under the Note Deed Poll, these Conditions, the Convertible Notes, the Placement Letter and any related document (the "Transaction Documents") and to carry out the transactions contemplated by the Transaction Documents;

(f)
the Company has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents and to carry out the transactions contemplated by the Transaction Documents;

(g)
neither the entry into nor performance by the Company of its obligations under the Transaction Documents nor any transaction contemplated under the Transaction Documents violates in any material respect any provision of any judgment binding on it, its constituent documents, any law or any document, agreement or other arrangement binding on it or its assets;

(h)	as of the date hereof, the Company has the capital structure set out in Schedule 2;

(i)
other than as set out in the prospectus released by the Company on March 31, 2006 for its initial public offering, there is no obligation of the Company whether arising under any option or otherwise to issue any equity securities, shares, convertible notes, debentures or securities of any kind or nature whatsoever in the Company, and there are not agreements or arrangements that could call for the issue of, or grant to any person the right to call for the issue of, any shares or loan capital of the Company;

(j)
upon the execution of the Transaction Documents by the Company and delivery of the same, the Transaction Documents will constitute the legal, valid and binding obligations of the Company enforceable against them in accordance with their respective terms;

(k)
the issued capital of the Company was duly and validly authorized and issued and is fully paid, and was issued in accordance with all applicable securities laws, rules and regulations, or pursuant to valid exemptions therefrom;

(l)	the Company does not have any current or foreseeable obligation to issue further Shares or other such securities in the Company at this time;

(m)
the Company is not in violation or default of any provision of (i) its organizational documents, (ii) any judgment, order, writ, decree or material contract to which it is a party or by which it is bound, or (iii) any provision of any local or foreign statute, rule or regulation applicable to the Company.  Neither the Company nor its Subsidiaries has received any written notice from any Regulatory Authority that they have committed any criminal, illegal or unlawful act or any violation of or default with respect to any ordinance, statute, regulation, order, decree or judgment of any court or government agency of relevant jurisdiction which, if committed by them may have an adverse effect on the Company or its Subsidiaries; and

(n)
each of the Company and its Subsidiaries has all franchises, permits, licenses, and any similar authority necessary for the conduct of its respective business as now being conducted by it and the Company believes in good faith that the Company and its Subsidiaries can obtain any similar authority for the conduct of the business of each of the Company and its Subsidiaries as contained in releases to ASX.

16	Events of Default and Early Repayment

Each of the following is an Event of Default (unless the Noteholder confirms otherwise in writing):

(a)	the Company fails to pay the Face Value or other amount when due pursuant to the terms of the Convertible Note Dr otherwise;

(b)
the Company fails to carry out any provision of these Conditions and the Company does not remedy that failure within 10 Business Days after the Noteholder gives written notice to the Company requiring it to be remedied;

(c)	any representations or warranties contained in these Conditions are found to have been false or misleading in any material respect when made;

(d)	there is an Insolvency Event with respect to the Company;

(e)	the main business undertaking of the Company is sold or the Company is merged or consolidated with any other entity;

(f)
a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(g)	the Company is removed from the Official List of ASX.

If an Event of Default occurs and is continuing, then in any such event, and at any time thereafter, the Noteholder may by written notice to the Company require the Company to immediately redeem the Convertible Notes in accordance with Condition 13(c).

No such written notice is required from the Noteholder upon the occurrence of an Event of Default specified in Condition 16(d).

17	Covenants by the Company

(a)	For so long as the Convertible Notes are outstanding, the Company must:

(i)	comply with these Conditions;

(ii)	maintain its corporate existence;

(iii)	not amend its Constitution or alter the voting or other rights attached to Shares in a manner that is prejudicial to the interests of Noteholders;

(iv)	not do or omit to do anything that would preclude the issue of a valid Cleansing Notice on the date such notice is required to be issued under these Conditions;

(v)	make disclosure of material information to the public as required by the ASX Listing Rules and the Corporations Act;

(vi)
not incur a total debt obligation (including any unconverted Convertible Notes outstanding at any given time) of higher than 2.5x its net worth (being paid up equity plus any retained earnings) without the prior consent of at least 75% of Noteholders (on the basis of one vote for every Convertible Note held unconverted).

(vii)
not issue more than 25% of the Company's share capital in options or convertible notes, without the prior consent of at least 75% of Noteholders (on the basis of one vote for every Convertible Note held at such time unconverted).

(viii)	maintain the capacity to issue sufficient Shares to enable the conversion of all of the outstanding Convertible Notes into Shares in accordance with the Conditions.

(ix)
ensure that in the event of either material asset sales or consolidation or merger or other business combination transactions, that the Noteholders be given at least 5 Business Days notice prior to the event and that the obligation on the notes are assumed by the surviving entity or acquiring entity such that the value of the Notes are not diminished by the event.  In any case given such an event the Noteholders can require the surviving or acquiring company to redeemed the Outstanding Notes for their Face Value plus any accrued but unpaid interest.

18	Certificates

(a)
Upon the Conversion of a Convertible Note or the redemption of a Convertible Note by the Company, the Noteholder must deliver to the Company the Convertible Note Certificate and the Company shall cancel the Convertible Note Certificate.  If the Conversion or redemption relates only to some of the Convertible Notes described in a Convertible Note Certificate, the Company will issue a further Convertible Note Certificate to the Noteholder in respect of the Convertible Notes not Converted or redeemed.

(b)
If a Convertible Note Certificate becomes worn out or defaced, on production and delivery of that Convertible Note Certificate to the Company, the Company will cancel it and issue a replacement Convertible Nate Certificate.

(c)
If a Convertible Note Certificate is lost or destroyed, then subject to the Noteholder providing proof of that toss or destruction and an indemnity satisfactory to the Company (at its expense), the Company will give a new Convertible Note Certificate to the person entitled to that lost or destroyed Convertible Note Certificate.

19	Register

(a)	The Company must establish and maintain (or cause to be established and maintained) a register of Noteholders that records:

(i)	the names and addresses of all Noteholders;

(ii)	the number of Convertible Notes held by the Noteholder;

(iii)	the Face Value for each Convertible Note;

(iv)	the date of issue or transfer of the Convertible Notes;

(v)	details of any redemption or Conversion of the Convertible Notes; and

(vi)	any other information the Company considers necessary or desirable.

(b)
A Noteholder must give the Company notice in writing of any change of name or address or other details, provided that failure to give such notice shall not affect any of the Company's obligations under the Convertible Notes but provided further that in this event the Company shall be entitled to rely on the change of name or address or other details previously provided in accordance with this clause.  Notice of change of name or address must be accompanied by such evidence as the Company reasonably requires.  On receipt of the notice, the Company must alter the register of Noteholders accordingly.

(c)	The register of Noteholders maintained under this Condition, in the absence of manifest error, is conclusive of the details set out in Condition 19(a).

(d)
No notice of any trust or other interest in any Convertible Note will be entered in the Register and the Company will not be obliged to take notice of any other interest or claim to a Convertible Note, other than as provided in the Register, except as ordered by a court of competent jurisdiction or as required by law.

20	Amendment

Subject to complying with the Corporations Act and the Listing Rules, the Company may without the consent or approval of Noteholders amend or add to these Conditions if such amendment or addition is, in the reasonable opinion of the Board:

(a)	of a formal, minor or technical nature;

(b)	made to correct a manifest error; or

(c)
not likely (taken as a whole with all other amendments or additions) to be disadvantageous or prejudicial to any individual Noteholder (relative to each other Noteholder) or to the interest of Noteholders as a whole.

21	Notices

(a)
Any notice, demand, consent or other communication to be made or given under these Conditions must be in writing and signed by a person duly authorised by the party giving it and shall be served either by delivery, by facsimile, by email or by pre-paid courier to the address of the party as specified in Condition 21 (c) or at such substituted address as may be advised by notice in writing from time to time.

(b)	All notices shall be deemed to be given when sent by:

(i)	pre-paid courier or delivered in person, when delivered;

(ii)	pre-paid post, 2 Business Days after the date of posting (if posted to an address in the same country) or 7 Business Days after the date of posting (if posted to an address in another country); and

(iii)	facsimile or email, on receipt by the recipient,

provided that a notice deemed to be given on a day other than a Business Day or at a time later than 4.00pm in the place at which the notice is given, will be deemed to have been given at the commencement of business on the next Business Day in that place.

(c)	Notice under these Conditions must be given as follows:

(i)	Company
Mission Biofuels Limited
Attention: Mr Peter Williams Company Secretary
Level 8, 50 St Georges Terrace
PERTH WA 6000
Fax: +61 (08) 9218 9100
Email: peterwilliams@missionbiofuels.com

(ii)	Noteholder

The address, fax number or email address set out in the Register.

22	Obligations of Noteholders

Each Convertible Note is issued on the condition that each Noteholder is bound by and complies with the terms and conditions of the Note Deed Poll and these Conditions.

23	Miscellaneous

(a)	In these Conditions:

(i)	reference to money or $ is to Australian dollars, unless otherwise stated;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	the use of one gender shall include all other genders;

(iv)	representations, agreements, covenants, obligations or warranties, by more than one person shall include those persons jointly and each of them severally;

(v)	a party includes the party's executors, administrators, successors and permitted assigns

(vi)	a person includes a body corporate;

(vii)	a statute, regulation or provision of a statute or regulation (Statutory Provision) includes:

(A)	that Statutory Provision as amended or re-enacted from time to time; and

(B)	a statute, regulation or provision enacted in replacement of that Statutory Provision;

(viii)	"including" and similar expressions are not words of limitation;

(ix)	where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning; and

(x)	headings are for convenience only and do not form part of these Conditions or affect their interpretation.

(b)	The law of Western Australia governs these Conditions and the parties submit to the jurisdiction of the courts of Western Australia and the Federal Court of Australia.

(c)	If anything in these Conditions is unenforceable, illegal or void then it is severed and the rest of these Conditions remains in force.

(d)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

(e)
A provision of these Conditions must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of these Conditions or the inclusion of the provision in these Conditions.

(f)
These Conditions incorporate the entire understanding of the parties and supersede all previous arrangements and understandings, written and oral, between the parties in relation to these Conditions and the Convertible Notes.

(g)
The Company shall bear the legal costs in connection with the preparation, registration and stamping of all documentation relating to the Convertible Notes.  However, the Company will not be responsible for, or bear, any Taxes that the Noteholder becomes liable for in respect of Convertible Notes or these Conditions or any legal costs incurred by the Noteholder with respect to obtaining advice on or negotiating and entering into the Transaction Documents.

(h)
Notwithstanding Condition 23(g), the Company will not be responsible for any stamp duties or similar Taxes payable in any jurisdiction in connection with any transfer, assignment or other dealing by a Noteholder in respect of its Convertible Notes.

(i)	The Company may deduct any amount in respect of Tax it is required to deduct from any payment due to a Noteholder under these Conditions.

(j)
Where a calculation is required under these Conditions, the calculation will be performed to 4 decimal places and will be, in the absence of manifest error, final and binding on the Company and each Noteholder.

Schedule 1 - Conversion Notice

Notice of conversion or redemption of CRP Note

To:	Mission Biofuels Limited ACN 117 065 719
("Company")

[Insert name of Noteholder] ("Noteholder"), gives notice in accordance with Condition 5(a) of the Conditions of Issue of Convertible Notes to convert [insert number of Convertible Notes to be converted] Convertible Notes held by it into Shares.

The Noteholder applies for such number of Shares in the capital of the Company as is equal to the number of ordinary shares that the Noteholder is entitled to upon conversion, as calculated in accordance with Condition 5(c) of the Conditions of Issue of Convertible Notes.

The Noteholder agrees to accept the Shares issued to it subject to the Constitution and the restrictions on transfer set out in Condition 7 of the Conditions of Issue of Convertible Notes.

Words used in this notice have the same meaning as in the Conditions of Issue of Convertible Notes.

Execution by individual:

Signed by [insert name] in the
presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Schedule 2 - Company's Capital Structure and Options

Mission Biofuels Limited
Capital Structure

Securities
Ordinary Fully Paid	46,940,000
Ordinary Fully Paid – Restricted	44,060,000
91,000,000

Performance Fully Paid – Restricted	14,000,000

Options Expiring 31 January 2009	5,250,000
Options Expiring 28 February 2009	500,000
5,750,000